UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2017

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of HNI Corporation has appointed Marshall H. Bridges, 47, as its Vice President and Chief Financial Officer to replace Kurt A. Tjaden effective January 19, 2017.

Mr. Tjaden has been appointed President, HNI International, effective January 19, 2017 replacing Marco V. Molinari who has elected to retire after over 13 years of service. Mr. Tjaden will also continue to serve as Senior Vice President, HNI Corporation.

Mr. Bridges joined the Corporation in 2001, most recently serving as Vice President, Finance, Contract Furniture Group beginning January 2014, and Vice President, Finance, Allsteel, from January 2010 to January 2014.

Pursuant to the terms of the Corporation's offer letter, approved by the Human Resources and Compensation Committee of the Board (the "Compensation Committee"), Mr. Bridge's initial annual base salary will be $385,000, subject to annual review and adjustment.

In addition, Mr. Bridges will be eligible for an annual incentive award, prorated in the case of the current fiscal year, with a target bonus award of 75% of his annual base salary under the HNI Corporation Annual Incentive Plan, which is based on the Corporation's fiscal year ending December 30, 2017, and is subject to the approval of the Compensation Committee each year.  The annual incentive award will depend both on the Corporation’s sales performance (representing 20% of target amount) and profit performance (representing 80% of target bonus).

Mr. Bridges is eligible for annual participation in the Corporation's executive long-term incentive program with a target award equal to 150% of his annual base salary.  Twenty-five percent (25%) of Mr. Bridge's annual long-term incentive award will be in the form of cash awards paid pursuant to the HNI Corporation Long-Term Performance Plan ("LTPP").  The remaining seventy-five percent (75%) of the award will be in the form of stock options granted annually pursuant to the HNI Corporation 2007 Stock-Based Compensation Plan.  Mr. Bridge's actual LTPP award during the 2017 – 2019 performance period will be pro-rated based on his start date and, as with all other subsequent three-year performance periods, will depend on the Corporation's performance during the respective performance period.  LTPP awards are subject to approval of the Compensation Committee and stock option grants are subject to approval of the Board.

Mr. Bridges will be eligible to participate in the Corporation’s Supplemental Income Plan, HNI Corporation Profit-Sharing Retirement Plan (401k), HNI Corporation Cash Profit-Sharing Plan and HNI Corporation Executive Deferred Compensation Plan, subject to the guidelines of the respective plans.  A brief description of these plans is set forth on pages 31 and 32 of the Corporation's 2016 Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on March 25, 2016 (the "Proxy Statement").  In addition, Mr. Bridges will be eligible for other employee benefits consistent with those received by the Corporation's other members (i.e., employees). Mr. Bridges entered into an Indemnity Agreement with the Corporation, effective November 9, 2007, which will remain in effect.

Mr. Bridges is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the commencement of Mr. Bridge's new responsibilities as Chief Financial Officer (or soon thereafter), it is expected he will enter into a Change in Control Agreement (“Change in Control

Agreement”), in a form approved by the Board of Directors to be used for executives entering into change in control agreements going forward.

Under the Change in Control Agreement, a change in control occurs when, among other things, a third person or entity becomes the beneficial owner of 20% or more of the Corporation's common stock, more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board or upon the occurrence of certain business combinations involving the Corporation. Upon a change in control, a two-year employment contract between the Corporation and the executive becomes effective, and all of the executive's benefits become vested under the Corporation's compensation plans.

The executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Corporation for any reason other than cause or disability of the executive; or (ii) employment is terminated by the executive for good reason, as such terms are defined in the Change in Control Agreement. In such circumstances, the executive is entitled to receive the executive's annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual incentive payments for the prior two years. The executive will be entitled to a continuation of certain employee benefits for up to eighteen months and group life insurance benefits for up to two years if comparable benefits are not otherwise available to the executive. The executive will also be entitled to receive a lump-sum payment in an amount equal to the present value of the cost of health and dental coverage for an additional six months and an additional lump-sum payment equal to the Corporation's reasonable determination of the value of two years of continued participation in the Corporation's disability plans. In addition, the executive will be entitled to receive payments under the Corporation's long-term performance plan as if the executive had terminated his employment with the Corporation due to retirement and reimbursement for any legal fees and expenses, plus interest thereon, incurred in enforcing or defending the executive's rights under the Change in Control Agreement.

The Corporation will fulfill certain obligations to the executive, or make certain payments to the executive, through the date of the executive's termination if, at any time within two years of the change in control, the executive is terminated by reason of death, disability or cause, or if the executive terminates employment other than for good reason. The Corporation will provide disability and certain other benefits after the date of termination if the executive is terminated by reason of disability.

The Change in Control Agreement does not provide a tax gross-up for the executive in the event any payment made under the terms of the Change in Control Agreement would be subject to excise tax as a parachute payment contingent on a change in ownership or control of the Corporation.

The Change in Control Agreement has a ten-year term. The Board may terminate the Change in Control Agreement if the Board determines the executive is no longer a key executive; provided, however, such determination shall not be made, and if made shall have no effect, within two years after the occurrence of a change in control.

The description of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference. The description of the Indemnity Agreement is qualified in its entirety by reference to the form of HNI Corporation Amended and Restated Indemnity Agreement, incorporated by reference in Exhibit 10.1 to HNI Corporation’s Current Report on Form 8-K filed November 14, 2007.

A limited number of executives have entered into Change in Control Agreements with the Corporation, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the SEC on November 16, 2006, as amended by Amendment No. 1, attached as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed August 10, 2007, and described on pages 32 and 39-45 of the Proxy Statement (the “Existing Agreement”). The Existing Agreement remains in effect for those current members who previously entered into it.

Item 7.01	Regulation FD Disclosure
A copy of the press release, dated January 19, 2017, announcing the appointment of Mr. Tjaden as President, HNI International and Mr. Bridges as Vice President and Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1

The information in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement
99.1	Press Release dated January 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	January 19, 2017	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Change in Control Agreement
99.1	Press Release dated January 19, 2017